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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: May 20, 2005
                        (Date of earliest event reported)

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

            Delaware                    0-25198                36-3973627
 (State or other jurisdiction    (Commission File No.)       (IRS Employer
         of incorporation)                                Identification No.)


                           11859 South Central Avenue
                              Alsip, Illinois 60803
                    (Address of Principal Executive Offices)

                                 (708) 293-4050
               Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed, on April 14, 2005 Universal Automotive Industries, Inc. (the "Company") and certain of its subsidiaries (collectively, the "Borrower") entered into a Forbearance and Amendment Agreement (the "Forbearance Agreement") with its principal lender Wachovia Capital Finance Corporation (Central) f/k/a Congress Financial Corporation (Central) (the "Lender"), which Forbearance Agreement was subsequently amended on May 12, 2005. The Borrower and Lender further amended the Forbearance Agreement by entering into a second amendment to the Forbearance Agreement, effective May 20, 2005 (the "Second Amendment"). Pursuant to the Second Amendment, the Lender agreed to continue to forbear from exercising its rights and remedies with respect to existing defaults under the Loan and Security Agreement dated as of January 9, 2004, as amended and modified from time to time (the "Loan Agreement"), and to continue to make additional loans to the Borrower, until the earlier to occur of: (i) May 27, 2005; or (ii) the date on which any one or more of the following events has occurred and is continuing: (a) the Borrower's failure to perform or observe any of the terms and conditions of the Second Amendment, (b) the Borrower's failure to deliver to Lender by 5:00 p.m. on May 23, 2005, a resolution by the board of directors of the Borrower authorizing (i) the Borrower to obtain from a third party loans, a cash equity capital contribution or the sale of the Borrower's capital stock or equity or the assets of the Borrower to such third party and (ii) if the Borrower is unable to obtain a commitment letter from a third party by May 26, 2005, authorizing the immediate commencement of the orderly winding down of the Borrower's business operations and the liquidation of the Borrower's assets, (c) the commencement of any enforcement actions against the Borrower by Laurus Master Fund, Ltd. seeking equitable relief, or (d) the occurrence of any additional events of default under the Loan Agreement.

         Pursuant to the Second Amendment, the Company also agrees to continue to retain the Parkland Group as its financial advisor and to permit Parkland Group to receive a success fee upon the occurrence of an approved sale or orderly liquidation of Borrower or the commencement of a case under the Bankruptcy Code. The success fee varies depending upon the percentage of the principal of the obligations received by the Lender after the consummation of an approved sale, orderly liquidation, or bankruptcy. The Second Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

         On May 26, 2005, the Company and its wholly-owned U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. See the information under Item 1.03 below.

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

         On May 27, 2005, Universal Automotive Industries, Inc. (UVSL.PK) (the "Company"), announced, that on May 26, 2005, it, together with its wholly-owned U.S. subsidiaries, Universal Automotive, Inc., Universal Automotive of Virginia, Inc. and The Automotive Commodity Connection, Inc. (each a "Debtor" and collectively with the Company, the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District Of New Jersey (the "Bankruptcy Court"). The Debtors remain in possession of their assets and properties, and continue to operate their businesses and seek to petition for debtors-in-possession

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financing to be provided by its principal secured lender, Wachovia Capital
Finance Corporation (formerly known as Congress Financial Corporation). The financing will be sought to enable the Debtors to wind down their operations through either a sale of its operating assets or possibly a liquidation.

         Further details of the filing are included in the press release attached as Exhibit 99.1 to this report, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit           Description
-------           -----------

10.1             Second Amendment to Forbearance and Amendment Agreement

99.1             Press release issued May 27, 2005



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 31, 2005

                                        UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                        By:       /s/ Robert W. Zimmer
                                                  --------------------------
                                        Its:     Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit           Description
-------           -----------

10.1             Second Amendment to Forbearance and Amendment Agreement

99.1             Press release issued May 27, 2005.



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